Exhibit 99.2

Neptune Wellness Solutions Inc. Closes US$4 Million Public Offering

LAVAL, QC and JUPITER, FL, May 15, 2023 /CNW/ - Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that it has closed the previously announced public offering of 12,121,212 of its common shares (or common share equivalents in lieu thereof) and accompanying warrants to purchase up to an aggregate of 12,121,212 common shares at a combined public offering price of US$0.33 per share and accompanying warrant, resulting in gross proceeds of approximately US$4 million. The warrants have an exercise price of US$0.33 per share, are immediately exercisable upon issuance and will expire five years following the date of issuance.

The Company plans to use the proceeds of the offering, after repayment of debt, for general corporate purposes, which may include (i) working capital, (ii) capital expenditures, (iii) operational purposes, including working capital to accelerate growth of the Company’s business and (iv) potential acquisitions in complementary businesses. While the Company does not currently have any agreement with respect to an acquisition, the Company intends to evaluate potential opportunities and could use proceeds of the offering to invest in one or more complementary businesses. The principal reasons for this offering are to increase the Company’s working capital, improve its ability to access the capital markets in the future, and to provide capital for general corporate purposes. In connection with this offering, the Company has amended certain existing warrants to purchase up to an aggregate of 8,423,733 common shares that were previously issued in March 2022, June 2022, and October 2022, at exercise prices ranging from US$1.62 to US$11.20 per share and expiration dates ranging from September 14, 2023 to June 23, 2029, to reduce the exercise prices of the applicable warrants to US$0.33, with expiration dates five years following the closing of this offering, with the exception of warrants to purchase up to 972,763 common shares which will expire on June 23, 2029.

A.G.P./Alliance Global Partners acted as the sole placement agent for the offering.

A registration statement on Form S-1, as amended (No. 333-271403) (“Form S-1”), relating to the offering was filed with the Securities and Exchange Commission (“SEC”), and it was declared effective on May 10, 2023. An issuer free writing prospectus was also filed with the SEC on May 10, 2023. The offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a consumer-packaged goods company.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts, including, but not limited to, statements regarding the expected use of proceeds, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in Form S-1 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.